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                                                                     Exhibit 11
                BOWMAR INSTRUMENT CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
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                                                 FIRST QUARTER
                                              FISCAL       FISCAL
                                               1996         1995
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
NET INCOME PER
 COMMON SHARE - PRIMARY:

INCOME:
Net Income                                     $  204,000   $  462,000
Less: Dividends on Preferred Stock                 90,000       90,000
                                               ----------   ----------

Profit Applicable to Common Stock              $  114,000   $  372,000
                                               ==========   ==========
SHARES:
Weighted Average Number of Common
 Shares Outstanding                             6,452,904    6,413,478

Number of Common Stock Equivalents
 Assuming Exercise of Options Reduced
 by the Number of Shares Which Could
 Have Been Purchased With the Proceeds
 From Exercise of Such Options                    180,909      153,282
                                               ----------   ----------

 Weighted Average Number of Shares
  and Common Stock Equivalents                  6,633,813    6,566,760
                                                ==========   ==========
NET INCOME PER
 COMMON SHARE - PRIMARY                         $    0.02   $     0.06
                                                ==========   ==========
=======================================================================
NET INCOME PER
 COMMON SHARE - FULLY DILUTED:

INCOME:
Net Income                                      $ 204,000   $  462,000
                                                ==========   ==========
SHARES:
Weighted Average Number of Shares
 and Common Stock Equivalents                   6,633,813    6,566,760

Number of Shares of Common Stock
 Issued Upon Conversion of
 Preferred Stock                                1,599,467    1,599,467
                                               ----------   ----------
Weighted Average Number of Shares
 and Common Stock Equivalents
 Assuming Conversion of Preferred Stock         8,233,280    8,166,227
                                                ==========   ==========
NET INCOME PER
 COMMON SHARE - FULLY DILUTED                  $     0.02   $     0.06
                                               ==========   ==========
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